                                                        Registration No. 33-____

    As filed with the Securities and Exchange Commission on April 23, 2001

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MAHASKA INVESTMENT COMPANY
              (Exact name of issuer as specified in its charter)

                    Iowa                               42-1003699
           (State of Incorporation)      (I.R.S. Employer Identification No.)

                             222 First Avenue East
                            Oskaloosa, Iowa  52577
         (Address of principal executive offices, including zip code)

                          MAHASKA INVESTMENT COMPANY
                           1998 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                               Charles S. Howard
                     President and Chief Executive Officer
                           Mahaska Investment Company
                             222 First Avenue East
                             Oskaloosa, Iowa  52577
                    (Name and address of agent for service)

                                (641) 673-8448
         (Telephone number, including area code, of agent of service)

                                  Copies to:

                                John D. Hintze
            Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C.
                          100 Court Avenue, Suite 600
                             Des Moines, Ia  50309
                                 (515) 243-7611

                        Calculation of Registration Fee


Title of                                                                    Proposed maximum
securities               Amount to be       Proposed maximum                aggregate offering     Amount of
to be registered         registered (1)     offering price per share (2)        price (2)          registration fee (2)
----------------         --------------     ----------------------------    ------------------     --------------------
Common Stock, par        550,000            See below                       See below               $1,407.00
value $5.00 per share    shares

(1)  Represents the maximum number of shares issuable under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the bid and asked prices for the Common Stock reported on the NASDAQ National Market System as of April 20, 2001 ($10.23) for each of the 550,000 shares.

                                 EXHIBIT INDEX


     The Exhibit Index for this Registration Statement may be found on page 7.




                                    PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)

                                  PROSPECTUS


Note: The documents containing the information required by this section will be given to employees participating in the Mahaska Investment Company 1998 Stock Incentive Plan, as amended (the "Plan") and are not required to be filed with Commission as a part of the Registration Statement or as an Exhibit.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

     The following documents of Mahaska Investment Company (the "Registrant" or the "Company") filed or to be filed with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     (b) The description of the Common Stock, par value $5.00 per share, of the Registrant contained in the Registrant's Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 on Form 8-A (Reg. No. 0-24630), and all amendments and reports filed by the Registrant for the purpose of updating such description, including Amendment No. 1 to the Form S-4 Registration No. 333-79291 filed by the Company on August 17, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold, or which deregisters all such Common Stock remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Registrant by the law firm of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., Des Moines, Iowa. Such firm was not employed for such purpose on a contingent basis.

Item 6.  Indemnification of Directors and Officers.

     The Company has obtained insurance to protect itself and its directors and officers against expense or loss arising from certain actions, suits, or proceedings brought by reason of the fact that any person is a director or officer of the Company. In addition, the Iowa Business Corporation Act grants each corporation organized thereunder the authority to indemnify any individual made party to a proceeding because the individual is or was a director, officer, employee or agent of the corporation, against reasonable expenses (including counsel fees), judgments, penalties and fines (including an excise tax assessed with respect to an employee benefit plan) incurred with respect to a proceeding if the individual acted in good faith, and the individual reasonably believed:
(i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and, (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe the individual's conduct was unlawful.

     The Company's Amended Bylaws provide that the Company shall indemnify its officers and directors to the full extent permitted by applicable law and that such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled by law or otherwise.

     The effect of the foregoing provisions of the Iowa Business Corporation Act and the Company's Amended Bylaws would be to permit such indemnification of officers and directors by the Company for liabilities arising in their capacity as such.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following are filed as exhibits to this Registration Statement:

     *3.1     Articles of Incorporation, as amended, of Mahaska Investment
              Company
     *3.2     Bylaws of Mahaska Investment Company.
      5.1 Opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. **10.2.3 Mahaska Investment Company 1998 Stock Incentive Plan.
     23.1     Consent of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C.
              (included in their opinion filed as Exhibit 5.1).
     23.2     Consent of KPMG LLP.
     24.1     Power of Attorney (included on signature page to Registration
              Statement).

*Filed with the Registrant's Form 10-Q Quarterly Report for the quarter ending on September 30, 1999.

** Filed with the Registrant's Form 10-K Annual Report for the year ending on December 31, 1999.

Item 9.  Undertakings.

     (a)  Rule 415 offerings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oskaloosa, State of Iowa on the 23rd day of April, 2001.

                                     MAHASKA INVESTMENT COMPANY


                                 By: /s/ Charles S. Howard
                                     ------------------------------------------
                                     Charles S. Howard, President and Chief
                                     Executive Officer

     Each person whose signature appears below constitutes and appoints Charles
S. Howard and David A. Meinert his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate such registration process, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 23rd day of April, 2001, by the following persons in the capacities indicated.

     Signatures                             Title
     ----------                             -----

     /s/Charles S. Howard                   Director, President and Chief
     ---------------------------            Executive Officer
     Charles S. Howard

     /s/David A. Meinert                    Director, Executive Vice President
     ---------------------------            and Chief Financial Officer
     David A. Meinert

     /s/Richard R. Donohue                  Director
     ---------------------------
     Richard R. Donohue

     /s/William D. Hassel                     Director
     ---------------------------
     William D. Hassel

     /s/John P. Pothoven                      Director
     ---------------------------
     John P. Pothoven

     /s/John W. N. Steddom                    Director
     ---------------------------
     John W. N. Steddom

     /s/James G. Wake                         Director
     ---------------------------
     James G. Wake

     /s/Michael R. Welter                     Director
     ---------------------------
     Michael R. Welter

     /s/Edward C. Whitham, Jr.                Director
     ---------------------------
     Edward C. Whitham, Jr.

                                 EXHIBIT INDEX
                                 -------------

                                                                               Sequential
Exhibit                                                                           Page
Number        Document Description                                               Number
------        --------------------                                               ------
  *3.1        Articles of Incorporation, as amended, of Mahaska
              Investment Company.

  *3.2        Bylaws of Mahaska Investment Company.

   5.1        Opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith                    8
              & Allbee, P.C.

**10.2.3      Mahaska Investment Company 1998 Stock Incentive Plan.                 11

  23.1        Consent of Ahlers, Cooney, Dorweiler, Haynie, Smith &                  8
              Allbee, P.C. (included in their opinion filed as Exhibit 5.1).

  23.2        Consent of KPMG LLP.                                                  10

  24.1        Power of Attorney (included on signature page to Registration          5
              Statement).

*Filed with the Registrant's Form 10-Q Quarterly Report for the quarter ending on September 30, 1999.

** Filed with the Registrant's Form 10-K Annual Report for the year ending on December 31, 1999.